UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Walter Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The following is the form of the e-mail that was personalized for, and distributed to, all employees on March 30, 2010, holding common shares of Walter Energy, Inc. (the “Company”) stock under the Company Employee Stock Purchase Plan, and who have regular access to Company e-mail in the course of their duties, in connection with the Company’s Annual Meeting to be held on April 21, 2010:

PROXYVOTE.COM

You received this e-mail because our records show that (1) you are an employee of WALTER ENERGY, INC. who has regular access to the company’s e-mail in the ordinary course of performing your duties and are expected to log-on to e-mail routinely to receive communications, or (2) you have expressly consented to receive WALTER ENERGY, INC. communications and vote by proxy via the Internet.  You may have given this consent during a prior vote at ProxyVote.com.

Important Notice Regarding Availability of Proxy Materials

2010 WALTER ENERGY, INC. Annual Meeting of Shareholders

MEETING DATE: April 21, 2010
RECORD DATE: March 3, 2010
CUSIP NUMBER: 93317Q105

This e-mail represents all shares in the following account(s):

CONTROL NUMBER: xxxxxxxxxxxx

You can enter your voting instructions and view the shareholder material at the following Internet site.  If your browser supports secure transactions you will be automatically directed to a secure site.

http://www.proxyvote.com/xxxxxxxxxxxx

Note: If your e-mail software supports it, you can simply click on the above link.

To access ProxyVote.com, you will need your four digit PIN:

•        If you are an employee of WALTER ENERGY, INC., your PIN is the last four digits of your Social Security number.

•        If you are a shareholder who consented to receive proxy materials electronically, your PIN is the four digit number you selected at the time of your enrollment.

•        If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com

Internet voting is accepted up to 11:59 p.m. (ET) the day before the meeting/cut off date.

To view the documents below, you may need Adobe Acrobat Reader. To download the Adobe Reader, click the url address below: http://www.adobe.com/products/acrobat/readstep2.html

The relevant supporting documentations can also be found at the following Internet site(s):

Proxy Statement
material link

Annual Report
material link

If you are an employee and were enrolled for electronic delivery by WALTER ENERGY, INC., and still wish to receive hard copies of these materials, you may contact WALTER ENERGY, INC.’s Investor Relations department at (813) 871-4132.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:          xxxxxxxxx

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

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